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                                                           EXHIBIT NO. 99.1(c)

                          MFS VARIABLE INSURANCE TRUST


                           CERTIFICATION OF AMENDMENT
                            TO DECLARATION OF TRUST

                                 REDESIGNATION
                                   OF SERIES


         Pursuant to Section 6.9 of the Declaration of Trust dated Feburary 1, 1994 (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the
Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration):

         1. The series designated as MFS OTC Series shall be redesignated as MFS Emerging Growth Series.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this 30th day of May, 1995.




A. KEITH BRODKIN                       NELSON J. DARLING, JR.
A. Keith Brodkin                       Nelson J. Darling, Jr.




William R. Gutow